Exhibit 5.1

December 13, 2012

Paragon Shipping Inc.

15, Karamanli Avenue

Voula, 16673

Athens, Greece

Re:	Paragon Shipping Inc.

Ladies and Gentlemen:

We have acted as counsel to Paragon Shipping Inc. (the “Company”) in connection with (i) the Company’s registration statement on Form F-1 (such registration statement as amended or supplemented from time to time, the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 13, 2012, as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to $10,000,000 of shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”), issuable upon the exercise of non-transferable subscription rights pursuant to the rights offering described in the Registration Statement, and the prospectus of the Company included in the Registration Statement (the “Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Prospectus, and such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands the Shares have been duly authorized, and, when issued, sold and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus. In giving such consent, we do not

Paragon Shipping Inc.

December 13, 2012

hereby admit that we are “experts” within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/    Seward & Kissel LLP